SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 FORM 8-K

                              CURRENT REPORT
                  PURSUANT TO SECTION 13 OR 15(d) OF THE
                     SECURITIES EXCHANGE ACT OF 1934

                             January 28, 1998
             Date of Report (Date of earliest event reported)

                              PRT GROUP INC.
            (Exact Name of Registrant as Specified in Charter)

          Delaware                    0-23315             13-3914972
  (State or other jurisdiction      (Commission          (IRS Employer
        of Incorporation)           File Number)       Identification No.)


  342 Madison Avenue, 11th Floor, New York, New York            10173
      (Address of Principal Executive Offices)               (Zip Code)

                              (212) 922-0800
            Registrant's telephone number, including area code

                              Not Applicable
      (Former Name or Former Address, if Changed Since Last Report)




Item 5.  Other Events.
         ------------

            On January 28, 1998, PRT Group Inc. (the "Company") entered into an Asset Purchase Agreement ("Purchase Agreement") with Advanced Computing Techniques, Inc. ("ACT"), a Connecticut corporation. Pursuant to the Purchase Agreement, the Company will purchase substantially all of the business and assets of ACT for an aggregate purchase price of $12.8 million in cash, subject to post-closing adjustments. It is anticipated that the closing (the "Closing") of the transaction will take place on January 31, 1998. In addition, pursuant to the terms of the Purchase Agreement and subject to applicable law, the owners of all of the equity of ACT have agreed to purchase $900,000 worth of shares of Company common stock, in the aggregate, on the Nasdaq National Market over a period of 120 days after the Closing and to hold such shares for a period of one year from the purchase date. A press release (the "Press Release") describing the transaction was released on January 28, 1998.

            The Purchase Agreement and Press Release are attached hereto as Exhibits 99.1 and 99.2 and each is incorporated herein by reference in its entirety. The foregoing discussion is qualified in its entirety by reference to such Exhibits.


Item 7.  Financial Statements and Exhibits.

(c)      Exhibits.

99.1 Asset Purchase Agreement by and among PRT Group Inc., Advanced Computing Techniques, Inc., Daniel R. Walsh, Carol A. Anderson and Timothy R. Cyr, dated as of January 31, 1998.

99.2     Press Release issued by the Company, dated January 28, 1998.





                                SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 29, 1998

                                    PRT GROUP INC.

                                    By: /s/ Leonard P. Ciriello
                                       Name: Leonard P. Ciriello
                                       Title: Senior Vice President
                                                and General Counsel





                              EXHIBIT INDEX


Exhibit No.     Description
-----------     -----------
99.1            Asset Purchase Agreement by and among PRT Group Inc.,
                Advanced Computing Techniques, Inc., Daniel R. Walsh,
                Carol A. Anderson and Timothy R. Cyr, dated as of
                January 31, 1998.

99.2            Press Release issued by the Company, dated
                January 28, 1998.